Exhibit 3.1

EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GLASSHOUSE TECHNOLOGIES, INC.

GlassHouse Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law (the “DGCL”), DOES HEREBY CERTIFY:

FIRST: That the name of the Corporation is GlassHouse Technologies, Inc. and that the Corporation was originally incorporated pursuant to DGCL on May 1, 2001 under the name Glass House Technologies, Inc.

SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Seventh Amended and Restated Certificate of Incorporation of the Corporation, as amended, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, all in accordance with Sections 242 and 245 of the DGCL.

THIRD: That the stockholders of the Corporation have voted to approve such amendment and restatement, all in accordance with Sections 228, 242 and 245 of the DGCL.

FOURTH: That the resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Seventh Amended and Restated Certificate of Incorporation be amended and restated in its entirety as follows:

ARTICLE I

The name of the Corporation is GlassHouse Technologies, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington 19801, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the DGCL. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 124,575,422 shares, consisting of (i) 49,177,767 shares of preferred stock, $0.001 par value per share, and (ii) 75,397,655 shares of common stock, $0.001 par value per share (the “Common Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation:

A. CONVERTIBLE PREFERRED STOCK

1. Designation. A total of 3,360,000 shares of the Corporation’s preferred stock shall be designated as a series known as Series A Convertible Participating Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), 10,658,017 shares of the Corporation’s preferred stock shall be designated as a series known as Series B Convertible Participating Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), 8,717,647 shares of the Corporation’s preferred stock shall be designated as a series known as Series C Convertible Participating Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”), 17,511,727 shares of the Corporation’s preferred stock shall be designated as a series known as Series D Convertible Participating Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”) and 2,930,376 shares of the Corporation’s preferred stock shall be designated as a series known as Series E Convertible Participating Preferred Stock, $0.001 par value per share (the “Series E Preferred Stock” and, together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, the “Preferred Stock”) and 6,000,000 shares of the Corporation’s preferred stock shall be designated as a series known as Series 1 Convertible Preferred Stock, $0.001 par value per share (the “Series 1 Stock”).

2. Voting. The holder of each share of Preferred Stock or Series 1 Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such share of Preferred Stock or Series 1 Stock could be converted pursuant to Section A.6 hereof on the record date for the vote or written consent of stockholders. The holder of each share of Preferred Stock or Series 1 Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall vote with holders of the Common Stock, voting together as a single class, upon all matters submitted to a vote of stockholders, excluding those matters required to be submitted to a class or series vote pursuant to the terms hereof (including, without limitation, Section A.8) or by law.

3. Dividends. The holders of shares of Preferred Stock shall be entitled to receive in preference to the holders of any and all other classes of Junior Stock (as defined in Section A.12 hereof), when and if declared by the Board of Directors, out of funds legally available therefor, cumulative dividends on such Preferred Stock in cash at the rate per annum of $0.036 per share with respect to the Series A Preferred Stock, $0.052 per share with respect to the Series B Preferred Stock, $0.051 per share with respect to the Series C Preferred Stock, $0.146 per share with respect to the Series D Preferred Stock and $0.154 per share with respect to the Series E Preferred Stock, from the date on which such shares of Preferred Stock were issued by the Corporation (each such date, an “Issuance Date”), subject to proration for partial years on the basis of a 365-day year (the “Preferred Dividends”). The Preferred Dividends will accumulate commencing as of the applicable Issuance Date and shall be cumulative and compounded annually, to the extent unpaid, whether or not they have been declared and whether or not the Corporation may legally pay the dividends. No dividends on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock shall be paid or set apart for payment unless at the same time a like proportionate dividend shall be paid or set apart to all shares of Preferred Stock then outstanding. Dividends paid in an amount less than the total amount of such dividends at the time accumulated and payable on all outstanding shares of Preferred Stock shall be allocated pro rata based upon the relative cumulative and unpaid dividends on all such shares at the time outstanding. So long as any shares of Preferred Stock are outstanding and the Preferred Dividends have not been paid in full in cash (a) no dividend whatsoever (other than stock dividends) shall be paid or declared, and no distribution shall be made on any shares of Junior Stock; and (b) except as provided in Section A.8(d)(iv) no shares of Common Stock or other shares of Junior Stock shall be repurchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof.

In addition to the Preferred Dividends, the holders of the Preferred Stock shall be entitled to receive, together with the Series 1 Stock, out of funds legally available therefor, any dividends declared on the Common Stock (treating each share of Preferred Stock or Series 1 Stock as being equal to the number of shares of Common Stock into which each such share of Preferred Stock or Series 1 Stock would be converted if it were converted pursuant to the provisions of Section A.6 hereof with such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividends).

All numbers relating to the calculation of dividends pursuant to this Section A.3 shall be subject to equitable adjustment in the event of any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series 1 Stock.

4. Liquidation and Extraordinary Transactions.

(a) Liquidation Preference. Unless waived by the vote or written consent of the holders of at least a majority of the outstanding shares of each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock (voting separately as separate classes and on an as-converted basis), upon (i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), or (ii) (w) a merger or consolidation of the Corporation with or into another entity (except for a merger or consolidation in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least a majority of the outstanding voting power of such surviving entity), (x) the closing of the sale or transfer of all or substantially all of the properties and assets of the Corporation, (y) the closing of any purchase of shares of capital stock of the Corporation (either through a negotiated stock purchase or a tender for such shares) by any party or group that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such purchase, the effect of which is that such party or group beneficially owns at least a majority of such voting power immediately after such purchase, or (z) the redemption or repurchase of shares (other than the Preferred Stock as provided in this Certificate of Incorporation), the effect of which is that any party or group that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such redemption or repurchase beneficially owns a majority of the voting power of the outstanding shares of capital stock of the Corporation after such redemption or repurchase (each an “Extraordinary Transaction”), the holders of outstanding shares of Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus or earnings, as follows:

(i) Each holder of outstanding shares of Preferred Stock shall be entitled to be paid, before any amount shall be paid or distributed to the holders of Junior Stock, an amount in cash equal to: (A) $0.4464 per share with respect to the Series A Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock), $0.6524 per share with respect to the Series B Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Preferred Stock), $0.8500 per share with respect to the Series C Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series C Preferred Stock), $2.4318 per share with respect to the Series D Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series D Preferred Stock) and $2.5594 per share with respect to the Series E Preferred Stock (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series E Preferred Stock) (in each case, the applicable “Base Liquidation Amount”) plus (B) any accumulated but unpaid dividends, including, without limitation, the Preferred Dividends to which such holder of Preferred Stock is then entitled (the applicable sum of clauses (A) and (B) being referred to herein as the applicable “Senior Convertible Liquidation Amount”), provided that if, upon any Liquidation Event or Extraordinary Transaction, the amounts payable with respect to the Senior Convertible Liquidation Amount as provided in this Section A.4 are not paid in full, the holders of Preferred Stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled;

(ii) Upon the completion of the distribution required by Section A.4(a)(i) above, any remaining assets available for distribution to stockholders shall be distributed among the holders of Preferred Stock, Series 1 Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Preferred Stock and Series 1 Stock) (the “Residual Convertible Liquidation Amount” and, together with the Senior Convertible Liquidation Amount, the “Total Convertible Liquidation Amount”) until, with respect to each series of Preferred Stock, such holders shall have received the applicable Participation Cap (as defined below), including amounts paid pursuant to Section A.4(a)(i)(A) but excluding amounts paid pursuant to Section A.4(a)(i)(B) above; thereafter, if assets remain for distribution, the holders of the Series 1 Stock and Common Stock of this corporation shall receive all of the remaining assets pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Series 1 Stock). For purposes of this Eighth Amended and Restated Certificate of Incorporation, “Participation Cap” shall mean $1.3392 for the Series A Preferred Stock, $1.9572 for the Series B Preferred Stock, $1.7000 for the Series C Preferred Stock, $6.0795 for the Series D Preferred Stock and $6.3985 for the Series E Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to such series of Preferred Stock).

(b) Deemed Conversion of Preferred Stock. Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Event or an Extraordinary Transaction, each such holder of shares of a series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Common Stock immediately prior to the Liquidation Event or Extraordinary Transaction if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

(c) Conversion Rights Not Impaired. Nothing in this Section A.4 shall, with respect to any Liquidation Event or Extraordinary Transaction, in any way limit the right of the holders of the Preferred Stock to elect to have the provisions of Section A.6 govern such Liquidation Event or Extraordinary Transaction.

(d) Non-Cash Consideration. Notwithstanding the provisions of Section A.4(a), in connection with any Extraordinary Transaction, (i) the aggregate Senior Convertible Liquidation Amount payable to the holders of the Preferred Stock shall be paid by the Corporation in cash to the extent that cash is paid in such Extraordinary Transaction and then (or alternatively if no cash payments are involved, as applicable), in such other consideration (valued as provided below) as is delivered in such Extraordinary Transaction, and (ii) the aggregate Residual Convertible Liquidation Amount payable to the holders of the Preferred Stock shall be paid by the Corporation in the same combination of cash and other consideration as is paid to the holders of the Common Stock and Series 1 Stock in accordance with Section A.4(a)(ii).

Any securities or other consideration to be delivered to the holders of the Preferred Stock upon any Liquidation Event or Extraordinary Transaction shall be valued as follows: (i) if traded on a nationally recognized securities exchange or inter-dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the twenty-one (21) trading days (or all such trading days on which such securities have been traded if fewer than twenty-one (21) days) preceding the consummation of such Liquidation Event or Extraordinary Transaction; and (ii) if not so traded, the value shall be the fair market value thereof, as reasonably determined in good faith by resolution of the Board of Directors of the Corporation.

(e) Surrender of Certificates. On the effective date of any Extraordinary Transaction, the Corporation shall pay all cash and other consideration to which the holders of Preferred Stock shall be entitled under this Section A.4. Upon receipt of such payment, each holder of shares of Preferred Stock shall surrender the certificate or certificates representing such shares, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Corporation, or shall notify the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and shall execute an affidavit or agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith (an “Affidavit of Loss”), and each surrendered certificate shall be canceled and retired.

(f) Notice. Prior to the occurrence of any Liquidation Event or Extraordinary Transaction, the Corporation will furnish each (a) holder of Preferred Stock and (b) holder of at least two percent (2%) of the then outstanding shares of Series 1 Stock notice in accordance with Section A.9 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing the facts of such Liquidation Event or Extraordinary Transaction, stating in reasonable detail the amount(s) per share of Preferred Stock that each holder of Preferred Stock would receive pursuant to the provisions of Section A.4(a) hereof and stating in reasonable detail the facts upon which such amount was determined and, in connection with any Extraordinary Transaction, describing in reasonable detail all material terms of such Extraordinary Transaction, including, without limitation, the consideration to be delivered in connection with such Extraordinary Transaction, the valuation of the Corporation at the time such Extraordinary Transaction and the identities of the parties to the Extraordinary Transaction.

5. Redemption.

(a) Redemption. On or after December 31, 2010, at the election of the holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Preferred Stock, the Corporation shall redeem the shares of Preferred Stock held by such holders at the applicable Redemption Price (as defined below), the foregoing election shall be made by such holders giving the Corporation not less than thirty (30) days prior written notice, which notice shall set forth the date for such redemption (each a “Redemption Date”). Within ten (10) days after receipt of such notice, the Corporation shall provide written notice to all other holders of

Preferred Stock notifying all such holders of such request for redemption. Notwithstanding the foregoing, holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Preferred Stock not subject to the redemption specified in any notice given pursuant to the first sentence of this Section 5(a) may thereafter require the Corporation to also redeem such Preferred Stock at such Redemption Date upon written notice to the Corporation within ten (10) days of receipt of such original notice from the Corporation. On each Redemption Date, the Corporation shall redeem all shares of Preferred Stock for a per share redemption price equal to the greater of (i) the applicable Senior Convertible Liquidation Amount or (ii) the amount received if each share of Preferred Stock was converted into Common Stock and such Common Stock was redeemed at its Going Concern Value (as defined in Section 5(c) hereof) (the applicable “Redemption Price”). On such Redemption Date, each holder of shares of Preferred Stock shall surrender the certificate evidencing such shares to the Corporation and shall thereupon be entitled to receive payment of the applicable Redemption Price. From and after such Redemption Date, unless there shall have been a default in payment or tender by the Corporation of the aggregate Redemption Price, all dividends on the Preferred Stock shall cease to accrue, all rights of the holders with respect to such redeemed shares of Preferred Stock (except the right to receive the applicable Redemption Price upon surrender of their certificate) shall cease and such shares shall not thereafter be transferred on the books of this Corporation or be deemed outstanding for any purposes whatsoever.

(b) Insufficient Funds. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on a Redemption Date are insufficient to redeem all shares of Preferred Stock to be redeemed on such Redemption Date, the Corporation shall use those funds which are legally available to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon the relative aggregate amounts to which such holders are entitled in connection with such redemption, all such redeemed shares to be cancelled in accordance with the foregoing. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on the Redemption Date but which it has not redeemed at the applicable Redemption Price together with any accrued interest thereon as provided below. If any shares of Preferred Stock are not redeemed for the foregoing reason or because the Corporation otherwise failed to pay or tender to pay the aggregate applicable Redemption Price on all outstanding shares of Preferred Stock to be redeemed, all such shares which have not been redeemed shall remain outstanding and entitled to all the rights and preferences provided herein, and the Corporation, after the final and binding determination in subsection (e) below, shall pay interest on the applicable Redemption Price for the unredeemed portion at an aggregate per annum rate equal to twelve percent (12%), which rate shall increase every twelve (12) months thereafter by an additional one percent (1%) per annum to a maximum of twenty percent (20%) per annum or the maximum rate of interest permitted under applicable law, whichever is less.

(c) Going Concern Value. For purposes of Section A.5(a) hereof, “Going Concern Value” shall mean the value of a share of Common Stock determined: (i) as though all outstanding securities which are then convertible into, exercisable for or exchangeable into shares of Common Stock of the Corporation (including, without limitation, vested options and warrants) had been converted into, exercised for or exchanged into Common Stock of the

Corporation and any amounts payable upon such conversion, exercise or exchange was paid to the Corporation in connection therewith; (ii) without any reduction in value for lack of control or the inherent lack of liquidity of minority interests; (iii) giving full effect to the earnings history and prospects of the Corporation; and (iv) on a basis which values each share of Common Stock at the same per share price. In order to determine the Going Concern Value, the Board of Directors of the Corporation and the holder or holders of Preferred Stock electing to redeem shares of Preferred Stock shall meet and use their reasonable best efforts to reach a fair agreement on the Going Concern Value. If such parties are unable to reach such agreement within a reasonable amount of time, the Board of Directors shall select an independent appraiser or investment banking firm of national standing within thirty (30) days after giving of notice that requires a determination of Going Concern Value. Such appraiser or investment banking firm will have thirty (30) days in which to determine the Going Concern Value and its determination will be final and binding on all parties concerned. All costs of such determination shall be borne by the Corporation.

6. Conversion. The holders of the Preferred Stock and Series 1 Stock shall have the following conversion rights:

(a) Voluntary Conversion. Each holder of shares of Preferred Stock may elect at any time to convert all or a portion of the shares of Preferred Stock then held by such holder into a number of shares of Common Stock computed by multiplying (X) the number of shares of Preferred Stock to be converted by (Y) the quotient obtained by dividing the applicable Conversion Value by the applicable Conversion Price then in effect. Each holder of shares of Series 1 Stock may elect at any time to convert all or a portion of the shares of Series 1 Stock then held by such holder into a number of shares of Common Stock computed by multiplying (X) the number of shares of Series 1 Stock to be converted by (Y) the quotient obtained by dividing the applicable Conversion Value by the applicable Conversion Price then in effect. The “Conversion Value” of the Series A Preferred Stock shall be $0.4464 per share, the “Conversion Value” of the Series B Preferred Stock shall be $0.6524 per share, the “Conversion Value” of the Series C Preferred Stock shall be $0.8500 per share, the “Conversion Value” of the Series D Preferred Stock shall be $2.4318 per share and the “Conversion Value” of the Series E Preferred Stock shall be $2.5594 per share. The “Conversion Price” for the Series A Preferred Stock shall initially be $0.4464 per share, the “Conversion Price” of the Series B Preferred Stock shall initially be $0.6524 per share, the “Conversion Price” of the Series C Preferred Stock shall initially be $0.8500 per share, the “Conversion Price” of the Series D Preferred Stock shall initially be $2.4318 per share and the “Conversion Price” of the Series E Preferred Stock shall initially be $2.5594 per share. The “Conversion Value” of the Series 1 Stock shall be $1.9199 per share. The “Conversion Price” of the Series 1 Stock shall initially be $1.9199 per share. Additionally, each share of a series of Preferred Stock and each share of Series 1 Stock outstanding shall automatically be converted into the number of shares of Common Stock into which such shares are convertible according to the formula set forth above at the then effective Conversion Price upon the date specified by the holders of not less than a majority of the shares of such series of Preferred Stock or Series 1 Stock, respectively, then outstanding. If shares of Preferred Stock or Series 1 Stock are converted pursuant to this Section A.6(a) at a time when there are any declared and unpaid dividends or other amounts due on or in respect of such shares, other than Preferred Dividends, such dividends and other amounts shall be paid in full by the Corporation in connection with such conversion before any amounts shall be paid or distributed to the holders of Junior Stock.

(b) Automatic Conversion Upon Qualified Public Offering. Each share of Preferred Stock and Series 1 Stock outstanding shall automatically be converted into the number of shares of Common Stock into which such shares are convertible as computed according to the formula set forth in Section A.6(a) hereof at the then effective applicable Conversion Price as of, and in all cases subject to, the closing of the Corporation’s first firm commitment underwritten offering to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), provided that (i) such registration statement covers the offer and sale of Common Stock of which the aggregate net proceeds attributable to sales for the account of the Corporation exceed $35,000,000, (ii) such Common Stock is listed for trading on either the New York Stock Exchange or the NASDAQ National Market and (iii) the per share public offering price (net of underwriter discounts and commissions) exceeds $4.8636 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like) (a “QPO” or a “Qualified Public Offering”); provided, that if a closing of a QPO occurs, all outstanding shares of Preferred Stock and Series 1 Stock shall be deemed to have been converted into shares of Common Stock immediately prior to such closing. If the holders of shares of Preferred Stock or Series 1 Stock are required to convert the outstanding shares of Preferred Stock or Series 1 Stock pursuant to this Section A.6(b) at a time when there are any accumulated but unpaid dividends or other amounts due on or in respect of such shares, other than Preferred Dividends, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion before any amounts shall be paid or distributed to the holders of Junior Stock.

(c) Procedure for Voluntary Conversion. Upon election to convert pursuant to Section A.6(a), the relevant holder or holders of Preferred Stock or Series 1 Stock shall surrender the certificate or certificates representing the Preferred Stock and Series 1 Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Preferred Stock and Series 1 Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Preferred Stock and Series 1 Stock by the Corporation, or in the event the certificate or certificates are lost, stolen or missing, shall deliver an Affidavit of Loss with respect to such certificates. The issuance by the Corporation of Common Stock upon a conversion of Preferred Stock or Series 1 Stock upon election to convert pursuant to Section A.6(a) hereof shall be effective as of the surrender of the certificate or certificates for the Preferred Stock or Series 1 Stock, as the case may be, to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or as of the delivery of an Affidavit of Loss. Upon surrender of a certificate representing Preferred Stock or Series 1 Stock for conversion or delivery of an Affidavit of Loss, the Corporation shall issue and send by hand delivery, by courier, by first class mail (postage prepaid) or, in the case of overseas holders, by reputable two day air courier, the holder thereof or to such holder’s designee, at the address designated by such holder, certificates for the number of shares of Common Stock to which such holders shall be entitled upon conversion, plus a cash payment in the amount of any accrued but unpaid dividends, other than Preferred Dividends, and other amounts as contemplated by this Section A.6 in respect of the shares of Preferred Stock which are converted. Notwithstanding the foregoing, in the event of a voluntary conversion of all of the outstanding shares of a series of Preferred Stock and Series 1 Stock pursuant to Section A.6(a) upon the election of the holders of not less than a majority of such series of Preferred Stock or Series 1 Stock, respectively, the outstanding shares of such series of Preferred Stock and Series 1 Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent and all rights with respect to such applicable series of Preferred Stock and Series 1 Stock shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefore or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock into which such shares of Preferred Stock and Series 1 Stock have been converted plus all declared but unpaid dividends, other than Preferred Dividends, and other amounts as contemplated by this Section A.6 in respect of the shares of such series of Preferred Stock or Series 1 Stock which are converted. The issuance of certificates for Common Stock upon conversion of Preferred Stock and Series 1 Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

(d) Procedure for Automatic Conversion on Qualified Public Offering. As of, and in all cases subject to, the closing of a Qualified Public Offering (the “Automatic Conversion Date”), all outstanding shares of Preferred Stock and Series 1 Stock shall be converted automatically into shares of Common Stock as set forth in Section A.6(b) hereof and without any further action by the holders of such shares and whether or not the certificates representing such shares of Preferred Stock and Series 1 Stock are surrendered to the Corporation or its transfer agent. On the Automatic Conversion Date, all rights with respect to the Preferred Stock and Series 1 Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock into which such Preferred Stock or Series 1 Stock has been converted plus all accrued but unpaid dividends, other than Preferred Dividends, and other amounts as contemplated by Section A.6(b). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates or Affidavit of Loss, the Corporation shall issue and deliver to such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Preferred Stock and Series 1 Stock surrendered are convertible on the Automatic Conversion Date and shall pay all declared but unpaid dividends, other than Preferred Dividends, and other amounts as contemplated by Section A.6(b) in respect of the shares of Preferred Stock or Series 1 Stock which are converted.

(e) Fractional Shares. The Corporation shall not be obligated to deliver to holders of Preferred Stock or Series 1 Stock any fractional shares of Common Stock issuable upon any conversion of such Preferred Stock or Series 1 Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock and Series 1 Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock and Series 1 Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock and Series 1 Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(g) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Preferred Stock or Series 1 Stock in any manner which would interfere with the timely conversion of any shares of Preferred Stock or Series 1 Stock.

7. Adjustments. The Conversion Price in effect from time to time for each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series 1 Stock shall be subject to adjustment from time to time after the date hereof as follows:

(a) Dividends and Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then on the date such payment is made or such change is effective, each applicable Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of Preferred Stock or Series 1 Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

(b) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination or reverse split of the outstanding shares of Common Stock, then on the effective date of such combination or reverse split, each applicable Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of Preferred Stock or Series 1 Stock, shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(c) Sale of Common Stock. In the event the Corporation shall at any time, or from time to time, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation’s treasury but excluding (i) up to 7,480,566 shares of Common Stock and up to 325,000 shares of Series 1 Stock (as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), or options to purchase such Common Stock or Series 1 Stock, to its officers, directors, employees and consultants pursuant to stock and options plans approved by a majority of the Board of Directors, (ii) Common Stock upon conversion of the Preferred Stock or Series 1 Stock, (iii) securities as a result of any stock split, stock dividend or other distribution shares of Common Stock that is covered by Sections A.7(a) and (b) hereof, (iv) securities upon conversion or exercise of convertible or exercisable securities previously issued in compliance with this Section A.7(c) or outstanding on the date of filing of this Eighth Amended and Restated Certificate of Incorporation, (v) securities issued or issuable pursuant to any loan arrangement or debt financing from a bank or similar financial institution approved by a majority of the Board of Directors and (vi) securities in connection with strategic transactions involving the Company and other entities, including joint venture, marketing or distribution arrangements or technology transfer or development arrangements, provided that such strategic transactions and the issuance of securities in connection therewith have been approved by a majority of the Board of Directors (but excluding any merger, consolidation, acquisition or similar business combination) (the securities referred to in clauses (i) through (vi) shall collectively be referred to as the “Excluded Shares”) for a consideration per share (the “Purchase Price”) less than the applicable Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares (any such issuance, sale or exchange is hereafter referred to as a “Dilutive Transaction”), then and thereafter successively upon each such Dilutive Transaction the applicable Conversion Price shall forthwith be reduced to an amount determined by multiplying the applicable Conversion Price by a fraction:

(i) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding shares of Preferred Stock or Series 1 Stock, options, warrants, rights or other convertible securities) plus (Y) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for such additional shares of Common Stock so issued in the Dilutive Transaction would purchase at the applicable Conversion Price (prior to such adjustment); and

(ii) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding shares of Preferred Stock or Series 1 Stock, options, warrants, rights or other convertible securities), plus (Y) the number of such additional shares of Common Stock so issued in the Dilutive Transaction.

(d) Sale of Options, Rights or Convertible Securities. In the event the Corporation shall at any time or from time to time, issue options, warrants or rights to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock (other than any options or warrants for Excluded Shares), for a purchase price (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or other convertible securities were exercised or converted to the fullest extent permitted by their terms) less than the applicable Conversion Price in effect immediately prior to the issuance of such options, warrants or rights or other convertible or exchangeable securities, the applicable Conversion Price shall forthwith be reduced to an amount determined by multiplying the applicable Conversion Price by a fraction:

(i) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or other convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding shares of Preferred Stock or Series 1 Stock, options, warrants, rights or other convertible securities), plus (Y) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Corporation upon the exercise or conversion thereof (the “Net Aggregate Consideration”) would purchase at the applicable Conversion Price prior to adjustment; and

(ii) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or other convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding shares of Preferred Stock or Series 1 Stock, options, warrants, rights or other convertible securities), plus (Y) the maximum aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or other convertible securities were exercised or converted.

(e) Expiration or Change in Price. If the consideration per share provided for in any options, warrants, convertible securities or any other rights to subscribe for shares of Common Stock or any securities exchangeable for or convertible into shares of Common Stock, changes at any time, the applicable Conversion Price in effect at the time of such change shall be readjusted to the applicable Conversion Price which would have been in effect at such time had such options, warrants, convertible securities or other rights provided for such changed consideration per share (determined as provided in Section A.7(d) hereof), at the time initially granted, issued or sold; provided, that such adjustment of the applicable Conversion Price will be made only as and to the extent that such applicable Conversion Price effective upon such adjustment remains less than or equal to such Conversion Price that would be in effect if such options, warrants, rights or securities had not been issued. No adjustment of a Conversion Price shall be made under this Section A.7 upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an adjustment shall previously have been made upon the issuance of such warrants, options or other rights. Any adjustment of a Conversion Price shall be disregarded if, as and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to the Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

(f) Other Adjustments. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Preferred Stock or Series 1 Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Preferred Stock or Series 1 Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section A.7 as applied to such distributed securities.

(g) Reorganization, etc. If the Common Stock issuable upon the conversion of the Preferred Stock and Series 1 Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section A.7), then and in each such event the holder of each share of Preferred Stock or Series 1 Stock shall have the right to receive upon conversion of the Preferred Stock or Series 1 Stock, the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change based upon the number of shares of Common Stock into which such shares of Preferred Stock and Series 1 Stock would have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(h) Mergers and Other Reorganizations. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination or reclassification provided for elsewhere in this Section A.7) or a merger or consolidation of the Corporation with or into another Corporation or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then as part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Preferred Stock or Series 1 Stock, shall thereafter be entitled to receive upon conversion of each share of Preferred Stock or Series 1 Stock the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock deliverable upon conversion of a share of Preferred Stock or Series 1 Stock immediately prior to such capital reorganization, merger, consolidation or sale would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Preferred Stock or Series 1 Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section A.7 (including, without limitation, provisions for adjustment of the applicable Conversion Price and the number of shares purchasable upon conversion of the Preferred Stock and Series 1 Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Preferred Stock and Series 1 Stock.

Each holder of Preferred Stock or Series 1 Stock upon the occurrence of a capital reorganization, merger or consolidation of the Corporation or the sale of all or substantially all of its assets and properties and such events are more fully set forth on the first paragraph of this Section A.7(h), shall have the option of electing treatment of its shares of Preferred Stock or Series 1 Stock under either this Section A.7(h) or Section A.4 hereof which notice shall be submitted in writing no later than five (5) business days before the effective date of such event.

(i) Calculations. All calculations under this Section A.7 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(j) Certificate. Upon the occurrence of each adjustment or readjustment pursuant to this Section A.7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock or Series 1 Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Preferred Stock or Series 1 Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price before and after such adjustment or readjustment, and (iii) the number of shares of Common Stock, if applicable, and the amount, if any, of other property which at the time would be received upon the conversion of such holder’s shares of Preferred Stock or Series 1 Stock.

8. Protective Provisions.

(a) So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series A Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series A Preferred Stock; or

(ii) take an action or amend, alter, repeal or waive any provision of, or add any provision to, this Eighth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series A Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series A Preferred Stock without changing or adversely affecting the rights of any other series of Preferred Stock in the same manner.

(b) So long as any shares of Series B Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series B Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series B Preferred Stock; or

(ii) take an action or amend, alter, repeal or waive any provision of, or add any provision to, this Eighth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series B Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series B Preferred Stock without changing or adversely affecting the rights of any other series of Preferred Stock in the same manner.

(c) So long as any shares of Series C Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series C Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series C Preferred Stock; or

(ii) take an action or amend, alter, repeal or waive any provision of, or add any provision to, this Eighth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series C Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series C Preferred Stock without changing or adversely affecting the rights of any other series of Preferred Stock in the same manner.

(d) So long as any shares of Series D Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series D Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series D Preferred Stock;

(ii) take an action or amend, alter, repeal or waive any provision of, or add any provision to, this Eighth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series D Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series D Preferred Stock without changing or adversely affecting the rights of any other series of Preferred Stock in the same manner; or

(iii) effect any Liquidation Event or Extraordinary Transaction in which the aggregate consideration payable (A) to the Corporation, (B) to the Corporation to be distributed to its stockholders or (C) to the Corporation’s stockholders is less than $40,000,000.

(e) So long as any shares of Series E Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series E Preferred Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series E Preferred Stock;

(ii) take an action or amend, alter, repeal or waive any provision of, or add any provision to, this Eighth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series E Preferred Stock or that otherwise changes or adversely affects the rights of the holders of the Series E Preferred Stock without changing or adversely affecting the rights of any other series of Preferred Stock in the same manner; or

(iii) effect any Liquidation Event or Extraordinary Transaction in which the aggregate consideration payable (A) to the Corporation, (B) to the Corporation to be distributed to its stockholders or (C) to the Corporation’s stockholders is less than $53,000,000.

(f) So long as any shares of Preferred Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class and on an as-converted basis:

(i) create or authorize any new class of securities which has a preference over, or is offered with rights on a pari passu basis with, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock with respect to the distribution of assets or other amounts in connection with a Liquidation Event or an Extraordinary Transaction or as to dividends or redemption rights;

(ii) effect any Liquidation Event, Extraordinary Transaction or any other merger, consolidation or similar transaction involving the Corporation;

(iii) declare or pay dividends or make any distributions of cash, property or securities of the Corporation with respect to any shares of its Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or any other capital stock of the Corporation other than dividends payable solely in Common Stock;

(iv) repurchase, redeem or otherwise acquire any of the outstanding capital stock of the Corporation, except for (i) the repurchase of unvested shares from employees, directors or consultants at cost pursuant to the terms of agreements providing for the original issuance of such capital stock (or options to purchase such capital stock) and (ii) the redemption of the Preferred Stock pursuant to and as provided in this Eighth Amended and Restated Certificate of Incorporation;

(v) authorize or engage in any acquisition of any corporation or business concern, whether by acquisition of cash, capital stock or otherwise, or make any other investment in another business entity or any joint venture or similar arrangement if such acquisition or investment would involve a payment or other commitment by the Company in excess of $150,000;

(vi) authorize any reclassification or recapitalization of the outstanding capital stock of the Corporation;

(vii) increase the number of shares authorized to be issued pursuant to the Corporation’s stock option plans or other equity incentive plans;

(viii) increase the authorized number of directors constituting the Corporation’s Board of Directors to more than seven (7);

(ix) other than as covered by Section A.8(a)(ii), Section A.8(b)(ii), Section A.8(c)(ii), Section A.8(d)(ii) and Section A.8(e)(ii) above, take any an action or amend, alter, repeal or waive any provision of, or add any provision to, this Eighth Amended and Restated Certificate of Incorporation or the By-laws of the Corporation (whether merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Preferred Stock as a class or that otherwise adversely affects the rights of the holders of Preferred Stock as a class; or

(x) amend this Section A.8(f).

(g) So long as any shares of Series 1 Stock shall be outstanding, the Corporation shall not, without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series 1 Stock, voting as a single class:

(i) take any action or enter into any agreement to increase or decrease the number of authorized shares of Series 1 Stock; or

(ii) take an action or amend, alter, repeal or waive any provision of, or add any provision to, this Eighth Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws (whether by merger, consolidation or otherwise) in a manner that changes the rights, preferences or privileges of the Series 1 Stock or that otherwise changes or adversely affects the rights of the holders of the Series 1 Stock without changing or adversely affecting the rights of any series of Preferred Stock in the same manner.

(h) Other than upon exercise of any warrants to purchase shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock outstanding as of the date of filing of this Eighth Amended and Restated Certificate of Incorporation, after the date hereof, the Corporation shall not issue additional shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock unless such issuance is unanimously approved by the Corporation’s Board of Directors.

Further, the Corporation shall not, by amendment of this Eighth Amended and Restated Certificate of Incorporation or through any Extraordinary Transaction or other reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions set forth herein and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock and Series 1 Stock against impairment. Without limitation of the foregoing, the Corporation shall take such action as shall be necessary or appropriate, to the extent reasonably within its control, to remove promptly any impediments to its ability to redeem shares of Preferred Stock under the circumstances contemplated by Section A.5 hereof. Any successor to the Corporation shall agree, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Preferred Stock and Series 1 Stock.

9. Notice.

(a) Liquidation Events, Extraordinary Transactions, Etc. In the event: (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or (ii) any Liquidation Event, Extraordinary Transaction, initial public offering or QPO becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) or, in the case of overseas holders, by reputable two day air courier, to each holder of Preferred Stock or Series 1 Stock at least twenty (20) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Extraordinary Transaction, initial public offering or QPO is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

(b) Waiver of Notice. The holder or holders of not less than a majority of the outstanding shares of Series A Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such shares of Series A Preferred Stock. The holder or holders of not less than a majority of the outstanding shares of Series B Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such shares of Series B Preferred Stock. The holder or holders of not less than a majority of the outstanding shares of Series C Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such shares of Series C Preferred Stock. The holder or holders of not less than a majority of the outstanding shares of Series D Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such shares of Series D Preferred Stock. The holder or holders of not less than a majority of the outstanding shares of Series E Preferred Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such shares of Series E Preferred Stock. The holder or holders of not less than a majority of the outstanding shares of Series 1 Stock may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such shares of Series 1 Stock.

(c) General. In the event that the Corporation provides any notice, report or statement to any holder of Common Stock or any other class or series of preferred stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Preferred Stock or Series 1 Stock.

10. No Reissuance of Preferred Stock or Series 1 Stock. No share or shares of Preferred Stock or Series 1 Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be automatically canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

11. Contractual Rights of Holders. The various provisions set forth herein for the benefit of the holders of the Preferred Stock and Series 1 Stock shall be deemed contract rights enforceable by them, including, without limitation, one or more actions for specific performance.

12. Ranking. The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall rank pari passu as to all matters, including rights as to dividends, redemptions or with respect to the distribution of assets or other amounts in connection with a Liquidation Event and Extraordinary Transactions (except as set forth in Section A.4(a)(ii)) and shall rank senior to, and have rights of priority over, in the manner set forth herein, the Common Stock, Series 1 Stock or any other series or class of capital stock of the Corporation as to dividends, redemptions or with respect to the distribution of assets or other amounts in connection with a Liquidation Event or an Extraordinary Transaction (the “Junior Stock”).

B. COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock upon any issuance of the Preferred Stock of any series. The voting, dividend and liquidation rights of the holders of Common Stock are also subject to and qualified by the rights of the holders of Series 1 Stock.

2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock and Series 1 Stock.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock and Series 1 Stock.

ARTICLE V

In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1. The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the Bylaws of the Corporation and this Eighth Amended and Restated Certificate of Incorporation. Unless and except to the extent that the Bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Each director of the Corporation shall be entitled to one vote per director on all matters voted or acted by the Board of Directors.

2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation to the extent specified in such Bylaws.

3. In the event that a member of the Board of Directors who is also a partner or employee of an entity that is a holder of Preferred Stock and that is in the business of investing and reinvesting in other entities, or an employee of an entity that manages such an entity (each, a “Fund”) acquires knowledge of a potential transaction or other matter in such individual’s capacity as a partner or employee of the Fund or the manager or general partner of the Fund (and other than in connection with such individual’s service as a member of the Board of Directors) and that may be an opportunity of interest for both the Corporation and such Fund (a “Corporate Opportunity”), then the Corporation (i) renounces any expectancy that such director or Fund offer an opportunity to participate in such Corporate Opportunity to the Corporation and (ii) to the fullest extent permitted by law, waives any claim that such opportunity constituted a Corporate Opportunity that should have been presented by such director or Fund to the Corporation or any of its affiliates; provided, however, that such director acts in good faith.

ARTICLE VI

No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director of the Corporation, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Eighth Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each past or present director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL. The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director of this corporation or while a director is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Without in any way limiting the foregoing, the Corporation is permitted to provide indemnification, to the fullest extent permitted by applicable law, of (and advancement of expenses to) agents of this corporation (and any other persons to which the DGCL permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable DGCL (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others. Any person seeking indemnification under this Article VI shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

Any amendment, repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

ARTICLE VII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Eighth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VIII

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

This Eighth Amended and Restated Certificate of Incorporation is executed as of this 3rd day of May, 2007.

GLASSHOUSE TECHNOLOGIES, INC.

By:	/s/ Mark A. Shirman
Name:	Mark A. Shirman
Title:	President

CERTIFICATE OF AMENDMENT

OF THE EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

GLASSHOUSE TECHNOLOGIES, INC.

GlassHouse Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is GlassHouse Technologies, Inc., and that the Corporation was originally incorporated pursuant to the DGCL on May 1, 2001 under the name Glass House Technologies, Inc.

SECOND: The Board of Directors of the Corporation adopted a resolution setting forth a proposed amendment to the Eighth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”), declaring said amendments to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders to such amendments. The proposed amendment is:

(i) to replace the first paragraph of Article IV of the Certificate in its entirety with the following:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 130,177,767 shares, consisting of (i) 49,177,767 shares of preferred stock, $0.001 par value per share, and (ii) 81,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”).”

THIRD: That thereafter said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, GlassHouse Technologies, Inc. has caused this Certificate of Amendment to be signed by its President, as of this 29th day of June, 2007.

By:	/s/ Mark A. Shirman
Name:	Mark A. Shirman
Title:	President

CERTIFICATE OF AMENDMENT

OF THE EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

GLASSHOUSE TECHNOLOGIES, INC.

GlassHouse Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is GlassHouse Technologies, Inc., and that the Corporation was originally incorporated pursuant to the DGCL on May 1, 2001 under the name Glass House Technologies, Inc.

SECOND: The Board of Directors of the Corporation adopted a resolution setting forth a proposed amendment to the Eighth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”), declaring said amendments to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders to such amendments. The proposed amendment is:

(i) to replace the first paragraph of Article IV of the Certificate in its entirety with the following:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 134,177,767 shares, consisting of (i) 51,177,767 shares of preferred stock, $0.001 par value per share, and (ii) 83,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”).”

(ii) to replace Article IV, Section A.1 of the Certificate in its entirety with the following:

“1. Designation. A total of 3,360,000 shares of the Corporation’s preferred stock shall be designated as a series known as Series A Convertible Participating Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), 10,658,017 shares of the Corporation’s preferred stock shall be designated as a series known as Series B Convertible Participating Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), 8,717,647 shares of the Corporation’s preferred stock shall be designated as a series known as Series C Convertible Participating Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”), 17,511,727 shares of the Corporation’s preferred stock shall be designated as a series known as Series D Convertible Participating Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”) and 4,930,376 shares of the Corporation’s preferred stock shall be designated as a series known as Series E Convertible Participating Preferred Stock, $0.001 par value per share (the “Series E Preferred Stock” and, together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and

the Series D Preferred Stock, the “Preferred Stock”) and 6,000,000 shares of the Corporation’s preferred stock shall be designated as a series known as Series 1 Convertible Preferred Stock, $0.001 par value per share (the “Series 1 Stock”).”

THIRD: That thereafter said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, GlassHouse Technologies, Inc. has caused this Certificate of Amendment to be signed by its President, as of this 13th day of August, 2007.

By:	/s/ Mark A. Shirman
Name:	Mark A. Shirman
Title:	President

CERTIFICATE OF AMENDMENT

OF THE EIGHTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

GLASSHOUSE TECHNOLOGIES, INC.

GlassHouse Technologies, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is GlassHouse Technologies, Inc., and that the Corporation was originally incorporated pursuant to the DGCL on May 1, 2001 under the name Glass House Technologies, Inc.

SECOND: The Board of Directors of the Corporation adopted a resolution setting forth a proposed amendment to the Eighth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate”), declaring said amendments to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders to such amendments. The proposed amendment is:

(i) to replace the first paragraph of Article IV of the Certificate in its entirety with the following:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 137,177,767 shares, consisting of (i) 51,177,767 shares of preferred stock, $0.001 par value per share, and (ii) 86,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”).”

(ii) to replace Article IV, Section A.1 of the Certificate in its entirety with the following:

“1. Designation. A total of 3,360,000 shares of the Corporation’s preferred stock shall be designated as a series known as Series A Convertible Participating Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), 10,658,017 shares of the Corporation’s preferred stock shall be designated as a series known as Series B Convertible Participating Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), 8,717,647 shares of the Corporation’s preferred stock shall be designated as a series known as Series C Convertible Participating Preferred Stock, $0.001 par value per share (the “Series C Preferred Stock”), 17,511,727 shares of the Corporation’s preferred stock shall be designated as a series known as Series D Convertible Participating Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”) and 4,930,376 shares of the Corporation’s preferred stock shall be designated as a series known as Series E Convertible Participating Preferred Stock, $0.001 par value per share (the “Series E Preferred Stock” and, together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, the “Preferred Stock”) and 6,000,000 shares of the Corporation’s preferred stock shall be designated as a series known as Series 1 Convertible Preferred Stock, $0.001 par value per share (the “Series 1 Stock”).”

(iii) to replace Article IV, Section A.7(c) of the Certificate in its entirety with the following:

(c) Sale of Common Stock. In the event the Corporation shall at any time, or from time to time, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation’s treasury but excluding (i) up to 16,850,204 shares of Common Stock and up to 325,000 shares of Series 1 Stock (as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like), or options to purchase such Common Stock or Series 1 Stock, to its officers, directors, employees and consultants pursuant to stock and options plans approved by a majority of the Board of Directors, (ii) Common Stock upon conversion of the Preferred Stock or Series 1 Stock, (iii) securities as a result of any stock split, stock dividend or other distribution shares of Common Stock that is covered by Sections A.7(a) and (b) hereof, (iv) securities upon conversion or exercise of convertible or exercisable securities previously issued in compliance with this Section A.7(c) or outstanding on the date of filing of this Eighth Amended and Restated Certificate of Incorporation, (v) securities issued or issuable pursuant to any loan arrangement or debt financing from a bank or similar financial institution approved by a majority of the Board of Directors and (vi) securities in connection with strategic transactions involving the Company and other entities, including joint venture, marketing or distribution arrangements or technology transfer or development arrangements, provided that such strategic transactions and the issuance of securities in connection therewith have been approved by a majority of the Board of Directors (but excluding any merger, consolidation, acquisition or similar business combination) (the securities referred to in clauses (i) through (vi) shall collectively be referred to as the “Excluded Shares”) for a consideration per share (the “Purchase Price”) less than the applicable Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares (any such issuance, sale or exchange is hereafter referred to as a “Dilutive Transaction”), then and thereafter successively upon each such Dilutive Transaction the applicable Conversion Price shall forthwith be reduced to an amount determined by multiplying the applicable Conversion Price by a fraction:

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THIRD: That thereafter said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, GlassHouse Technologies, Inc. has caused this Certificate of Amendment to be signed by its President, as of this 24th day of August, 2007.

By:	/s/ Mark A. Shirman
Name:	Mark A. Shirman
Title:	President